GALLOP, JOHNSON & NEUMAN, L.C.
                                  101 S. Hanley
                            St. Louis, Missouri 63105


                               October 10, 1997


Board of Directors
The Great Train Store Company
14180 Dallas Parkway, Suite 618
Dallas, Texas  75240

Re:     Registration Statement on Form S-8
        The Great Train Store Company 1994 Amended and Restated
        Incentive Compensation Plan
        The Great Train Store Company 1994 Director Stock Option Plan

Gentlemen:

        We have served as counsel to The Great Train Store Company (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 250,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), reserved for issuance in accordance with The Great Train Store Company 1994 Amended and Restated Incentive Compensation Plan and The Great Train Store Company 1994 Director Stock Option Plan (the "Plans").

        We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

        Based upon the foregoing, the undersigned is of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2.      The Common  Stock  being  offered by the  Company,  if issued in
                accordance   with  the  Plans,   will  be  validly   issued  and
                outstanding and will be fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plans.

                                             Very truly yours,

                                             /s/ GALLOP, JOHNSON & NEUMAN, L.C.